Exhibit 10.26

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of this __28__day of March, 2017, by and between Cipherloc Corporation, a Texas corporation, located at 825 Main Street, Suite 100, Buda, TX 78610 (the “Company”) and Susan Hufnagel, located at 3504 Venezia View, Leander TX 78641 (the “Consultant”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has accounting and financial reporting experience; and

WHEREAS, the Company wishes to engage the services of Consultant to assist the Company in its financial reports.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.       Consulting Services.

Consultant agrees assist the Company in reviewing and preparing its financial statements for the period ended March 31, 2017 through March 31, 2018, that are required to be filed with the Securities and Exchange Commission (“SEC”) (the “Consulting Services”). Consultant hereby agrees to perform the Consulting Services in a workmanlike manner.

2.       Term of Agreement.

This Agreement shall be in full force and effect commencing upon the date hereof. This Agreement shall terminate upon the Consultant’s full completion of the Consulting Services. Either Party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party. Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant if such breach shall remain uncured for more than 30 days.

3.       Time Devoted By Consultant.

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

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4.       Place Where Consulting Services Will Be Performed.

The Consultant will perform Consulting Services in accordance with this Agreement at Consultant’s offices and the Company’s offices as required. In addition, the Consultant will perform Consulting Services on the telephone and at such other place(s) as necessary to perform these Consulting Services in accordance with this Agreement.

5.       Compensation to Consultant.

As compensation for the Consulting Services, and subject to the terms and conditions of this Agreement, Company will remit to Consultant payment on an hourly rate of $75.00 dollars. Consultant shall deliver a monthly statement clearly indicating hours worked during the preceding month. The amount indicated on the statement shall be due within 10 days of receipt by the Company.

6.       Independent Contractor.

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of her duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint enture, agent, officer or employee of Company unless such status shall be agreed upon and set forth in a writing signed by the parties.

7.       Confidential Information.

The Consultant acknowledges that she will have access to proprietary information regarding the business operations of the Company and the Consultant agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent. Further, Consultant acknowledges that she may have access to proprietary information regarding the business operations of certain clients of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent.

8.       Indemnification.

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

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The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

9.       Miscellaneous.

(A)       The Parties submit to the jurisdiction of the Courts of the County of Travis, State of Texas or, if there be subject matter jurisdiction, a Federal Court empaneled in the State of Texas for the resolution of all legal disputes arising under the terms of this Agreement. This provision shall survive the termination of this Agreement.

(B)       If either Party to this Agreement brings an action on this Agreement, the prevailing Party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

(C) This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

(D)       This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

(E)       This Agreement shall be constructed and interpreted in accordance with and governed by the laws of the State of Texas.

(F)        No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

(G)        If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

(H)        The above recitals are incorporated into this Agreement by this reference.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

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IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:	CONSULTANT:

CIPHERLOC CORPORATION	SUSAN HUFNAGEL
a Texas corporation

/s/ Michael De La Garza	/s/ Susan Hufnagel
By: Michael De La Garza	By: Susan Hufnagel
Its: President/CEO

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